As filed with the Securities and Exchange Commission on March 8, 2011
Registration No. 333-164968

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Teaching Time, Inc.
(Exact name of Registrant as specified in its charter)
Florida		27-1739487
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Paul Vassilakos
7609 Ralston Rd.
Arvada, CO 80002
720-204-1013
 (Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Gottbetter & Partners, LLP
488 Madison Avenue
New York, New York 10022
(212) 400-6900
Attention: Adam S. Gottbetter, Esq.
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

      Approximate date of commencement of proposed sale to the public: Not applicable.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

TABLE OF CONTENTS

DEREGISTRATION OF SECURITIES
SIGNATURES

Explanatory Note:  This Post Effective Amendment No 2 is being filed in response to a comment letter from the Securities and Exchange Commission in regard to Registrant’s Post Effective Amendment No. 1 filed with the Commission on March 2, 2011. The only change effected by this Post Effective Amendment No. 2 is that the signature page has been amended to include the signatures of the three directors of the Registrant. No other changes are being made hereby.

DEREGISTRATION OF SECURITIES

Teaching Time, Inc. (the “Registrant”) registered 3,000,000 shares of its common stock for sale in its initial public offering (the “Offering”), pursuant to the Registration Statement on Form S-1 (Registration No. 333-164968), filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2010, as amended by Amendments No. 1, 2, 3 and 4 thereto, filed with the Commission on March 24, 2010, April 13, 2010, May 6, 2010 and June 7, 2010, respectively (as so amended, the “Registration Statement”). The Registration Statement was declared effective by the Commission on June 9, 2010. In the Offering, the Registrant sold a total of 1,200,000 shares of its common stock as of July 1, 2010. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 1,800,000 shares of common stock not sold in the Offering.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 8, 2011.

TEACHING TIME, INC.
By:	/s/Paul Vassilakos
Paul Vassilakos
Chairman ,Chief Executive Officer and Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Paul Vassilakos /s/Paul Vassilakos	Chairman, Chief Executive Officer and Chief Accounting Officer	March 8, 2011

V. Ray Harlow /s/V. Ray Harlow	Director	March 8, 2011

Kenneth J. Koock /s/Kenneth J. Koock	Director	March 8, 2011

Lynden B. Rose /s/Lynden B. Rose	Director	March 8, 2011